SHARE EXCHANGE AGREEMENT

THIS AGREEMENT (this “Agreement”) made effective as of the 14th day of July, 2015 (the “Effective Date”),

AMONG:

STELLA BLU, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 270 Greyson Place, Teaneck, New Jersey 07666 (“Stella Blu”)

AND:

XALLES LIMITED, a company formed pursuant to the laws of laws of the State of Delaware and having an office for business located at 16192 Coastal Highway, Lewes, Delaware, 19958 ("Xalles Delaware")

AND:

ARROWVISTA CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at 9 E Loockerman Street # 205, Dover, Delaware 19901 ("ArrowVista")

AND:

XALLES SINGAPORE PTE. LTD., a company formed pursuant to the laws of the Singapore and having an office for business located at 354 Ang Mo Kio Street 32 #13-153, Singapore 560354 ("Xalles Singapore")

AND:

The shareholders of ArrowVista, Xalles Delaware and Xalles Singapore, each of whom is set forth on the signature page of this Agreement (the “Target Shareholders”).  ArrowVista, Xalles Delaware and Xalles Singapore will collectively be called “Target”.

WHEREAS:

A.

The Target Shareholders own 1,500 shares of common stock of Xalles Delaware, being 100% of the presently issued and outstanding shares of Xalles Delaware;

B.

The Target Shareholders own 1,500 shares of common stock of ArrowVista, being 100% of the presently issued and outstanding shares of ArrowVista;

C.

The Target Shareholders own 1,000 shares of common stock of Xalles Singapore, being 100% of the presently issued and outstanding shares of Xalles Singapore;

D.

Stella Blu is a company whose main focus is patent monetization; and

E.

The respective Boards of Directors of Stella Blu, ArrowVista, Xalles Delaware and Xalles Singapore deem it advisable and in the best interests of Stella Blu and ArrowVista, Xalles Delaware and Xalles Singapore that ArrowVista, Xalles Delaware and Xalles Singapore become wholly-owned subsidiaries of Stella Blu (the “Acquisition”) pursuant to this Agreement.

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NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1

In this Agreement the following terms will have the following meanings:

(a) “Acquisition” means the Acquisition, at the First Closing Date, of Xalles Delaware by Stella Blu pursuant to this Agreement;

(b) “Acquisition Shares” means the 6,500,000 Stella Blu Common Shares to be issued to the Xalles Delaware shareholders at the First Closing Date pursuant to the terms of the Acquisition;

(c) “Agreement” means this share purchase agreement among Stella Blu, Target, and the Target Shareholders;

(d) “ArrowVista Acquisition Shares” means the 1,500,000 post-split Stella Blu Common Shares to be issued to the ArrowVista shareholders at the Second Closing Date pursuant to the terms of the Acquisition;

(e) “Closing” means the completion, on the First Closing Date and Second Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(f) “First Closing Date” means the day on which all conditions precedent to the completion of the first part of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than July 16, 2015, unless extended by the mutual written consent of all parties;

(g) “Second Closing Date” means the day on which all conditions precedent to the completion of the second part of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than June 30, 2016, unless extended by the mutual written consent of all parties;

(h) “Target Accounts Payable and Liabilities” means all accounts payable and liabilities of Target, due and owing or otherwise constituting a binding obligation of Target as of April 28, 2015 or latest date practicable;

(i) “Target Accounts Receivable” means all accounts receivable and other debts owing to Target, as of April 28, 2015 or latest date practicable;

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(j) “Target Assets“ means the undertaking and all the property and assets of the Target Business of every kind and description wheresoever situated including, without limitation, Target Equipment, Target Inventory, Target Material Contracts, Target Accounts Receivable, Target Cash, Target Intangible Assets and Target Goodwill, and all credit cards, charge cards and banking cards issued to Target;

(k) “Target Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Target or relating to the Target Business;

(l) “Target Business” means all aspects of the business conducted by Target;

(m) “Target Cash” means all cash on hand or on deposit to the credit of Target on the Closing Date;

(n) “Target Debt to Related Parties” means the debts owed by Target and its subsidiaries to the Target Shareholders or to any family member thereof, or to any affiliate, director or officer of Target or the Target Shareholders;

(o) “Target Equipment” means all machinery, equipment, furniture, and furnishings used in the Target Business;

(p) “Target Financial Statements” means, collectively, the audited financial statements of Target for the fiscal year ended December 31, 2014 and all subject periods up until the Closing prepared in accordance with U.S. GAAP;

(q) “Target Goodwill” means the goodwill of the Target Business together with the exclusive right of Stella Blu to represent itself as carrying on the Target Business in succession of Target subject to the terms hereof, and the right to use any words indicating that the Target Business is so carried on including the right to use the name "Target” or any variation thereof as part of the name of or in connection with the Target Business or any part thereof carried on or to be carried on by Stella Blu, the right to all corporate, operating and trade names associated with the Target Business, or any variations of such names as part of or in connection with the Target Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Target Business, all necessary licenses and authorizations and any other rights used in connection with the Target Business;

(r) “Target Insurance Policies” means the public liability insurance and insurance against loss or damage to Target Assets and the Target Business;

(s) "Target Intangible Assets” means all of the intangible assets of Target, including, without limitation, Target Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Target and its subsidiaries;

(t) “Target Inventory” means all inventory and supplies of the Target Business as of April 28, 2015 or latest date practicable;

(u) "Target Material Contracts” means the burden and benefit of and the right, title and interest of Target in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Target is entitled in connection with the Target Business whereunder Target is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

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(v) “Target Related Party Debts” means the debts owed by the Target Shareholders or by any family member thereof, or by any affiliate, director or officer of Target or the Target Shareholders, to Target;

(w) “Target Shares” means all of the issued and outstanding shares of Target equity stock;

(x)  “Stella Blu Accounts Payable and Liabilities” means all accounts payable and liabilities of Stella Blu, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Stella Blu and its subsidiaries as of December 31, 2014;

(y)  “Stella Blu Accounts Receivable” means all accounts receivable and other debts owing to Stella Blu, on a consolidated basis, as of December 31, 2014;

(z) “Stella Blu Assets” means the undertaking and all the property and assets of the Stella Blu Business of every kind and description wheresoever situated including, without limitation, Stella Blu Equipment, Stella Blu Inventory, Stella Blu Material Contracts, Stella Blu Accounts Receivable, Stella Blu Cash, Stella Blu Intangible Assets and Stella Blu Goodwill, and all credit cards, charge cards and banking cards issued to Stella Blu;

(aa) “Stella Blu Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Stella Blu and its subsidiaries or relating to the Stella Blu Business;

(bb) “Stella Blu Business” means all aspects of any business conducted by Stella Blu and its subsidiaries;

(cc) “Stella Blu Cash” means all cash on hand or on deposit to the credit of Stella Blu and its subsidiaries on the Closing Date;

(dd) “Stella Blu Common Shares” means the shares of common stock of Stella Blu;

(ee) “Stella Blu Debt to Related Parties” means the debts owed by Stella Blu to any affiliate, director or officer of Stella Blu;

(ff) “Stella Blu Equipment” means all machinery, equipment, furniture, and furnishings used in the Stella Blu Business;

(gg) "Stella Blu Financial Statements” means, collectively, the audited financial statements of Stella Blu for the fiscal year ended December 31, 2014 prepared in accordance with U.S. GAAP;

(hh) “Stella Blu Goodwill” means the goodwill of the Stella Blu Business including the right to all corporate, operating and trade names associated with the Stella Blu Business, or any variations of such names as part of or in connection with the Stella Blu Business, all books and records and other information relating to the Stella Blu Business, all necessary licenses and authorizations and any other rights used in connection with the Stella Blu Business;

(ii) “Stella Blu Intangible Assets" means all of the intangible assets of Stella Blu and its subsidiaries, including, without limitation, Stella Blu Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Stella Blu and its subsidiaries;

(jj) “Stella Blu Material Contracts” means the burden and benefit of and the right, title and interest of Stella Blu and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Stella Blu or its subsidiaries are entitled whereunder Stella Blu or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice; and

(kk) “Place of Closing” means the offices of VStock Transfer, LLC, 18 Lafayette Place,

Woodmere, New York 11598, or such other place as Stella Blu and Target may mutually agree upon.

(ll) “Xalles Singapore Acquisition Shares” means the 750,000 post-split Stella Blu Common Shares to be issued to the Xalles Singapore shareholders at the Second Closing Date pursuant to the terms of the Acquisition.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

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Captions and Section Numbers

1.2

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References

1.3

Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2

THE ACQUISITION

Sale of Shares

2.1

On or before the First Closing Date, the shareholders of Xalles Delaware agree to sell to Stella Blu the 100% of the issued and outstanding shares of Xalles Delaware in exchange for the Acquisition Shares and to transfer to Stella Blu a 100% undivided interest in and to the Xalles Delaware Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

2.2

On or before the Second Closing Date, the shareholders of ArrowVista agree to sell to Stella Blu the 100% of the issued and outstanding shares of ArrowVista in exchange for the ArrowVista Acquisition Shares and to transfer to Stella Blu a 100% undivided interest in and to the ArrowVista Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

2.3

On or before the Second Closing Date, the shareholders of Xalles Singapore agree to sell to Stella Blu the 100% of the issued and outstanding shares of Xalles Singapore in exchange for the Xalles Singapore Acquisition Shares and to transfer to Stella Blu a 100% undivided interest in and to the Xalles Singapore Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Adherence with Applicable Securities Laws

2.4

The Target Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a) the sale is to Stella Blu;

(b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Stella Blu an opinion of counsel to that effect or such other written opinion as may be reasonably required by Stella Blu.

The Target Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF STELLA BLU

Representations and Warranties

3.1

Stella Blu hereby represents and warrants in all material respects to Target and the Target Shareholders, with the intent that Target and the Target Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Stella Blu- Corporate Status and Capacity

(a) Incorporation.  Stella Blu is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(b) Carrying on Business.  Stella Blu conducts the business described and does not conduct any other business.  Stella Blu is duly authorized to carry on such business in the State of Nevada.  The nature of the Stella Blu Business does not require Stella Blu to register or otherwise be qualified to carry on business in any other jurisdictions;

(c) Corporate Capacity.  Stella Blu has the corporate power, capacity and authority to own the Stella Blu Assets and to enter into and complete this Agreement;

Stella Blu- Capitalization

(d) Authorized Capital.  The authorized capital of Stella Blu consists of 500,000,000 Stella Blu Common Shares, $0.0001 par value, of which 10,300,000 Stella Blu Common Shares are presently issued and outstanding and 5,000,000 Stella Blu Preferred Shares, $0.0001 par value, of which 0 Stella Blu Preferred shares are presently issued and outstanding;

(e) No Option, Warrant or Other Right.  No person, firm or corporation has any agreement, option, warrant, pre-emptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Stella Blu Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Stella Blu;

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Stella Blu- Records and Financial Statements

(f) Charter Documents.  The charter documents of Stella Blu and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Stella Blu or its subsidiaries, as the case may be;

(g) Corporate Minute Books.  The corporate minute books of Stella Blu and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting.  All actions by Stella Blu and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Stella Blu and its subsidiaries.  Stella Blu and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(h) Stella Blu Financial Statements.  The Stella Blu Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Stella Blu, as of the respective dates thereof, and the sales and earnings of the Stella Blu Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(i) Stella Blu Accounts Payable and Liabilities.  There are no material liabilities, contingent or otherwise, of Stella Blu or its subsidiaries which are not disclosed in the Stella Blu Financial Statements except those incurred in the ordinary course of business since the date of the Stella Blu Financial Statements, and neither Stella Blu nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.;

(j) Stella Blu Accounts Receivable.  All the Stella Blu Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Stella Blu, any claim by the obligor for set-off or counterclaim;

(k) Stella Blu Bank Accounts.  All of the Stella Blu Bank Accounts, their location, numbers and the authorized signatories thereto will be provided to Target following the Closing;

(l) No Debt to Related Parties.  Neither Stella Blu nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Stella Blu except accounts payable on account of bona fide business transactions of Stella Blu incurred in normal course of the Stella Blu Business, including employment agreements, none of which are more than 30 days in arrears;

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(m) No Related Party Debt to Stella Blu.  No director or officer or affiliate of Stella Blu is now indebted to or under any financial obligation to Stella Blu or any subsidiary on any account whatsoever;

(n) No Dividends.  No dividends or other distributions on any shares in the capital of Stella Blu have been made, declared or authorized since the date of Stella Blu Financial Statements;

(o) No Payments.  No payments of any kind have been made or authorized since the date of the Stella Blu Financial Statements to or on behalf of officers, directors, shareholders or employees of Stella Blu or its subsidiaries or under any management agreements with Stella Blu or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)No Pension Plans.  There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Stella Blu;

 (q)No Adverse Events.  Since the date of the Stella Blu Financial Statements

         (i) there has not been any material adverse change in the consolidated financial position or condition of Stella Blu, its subsidiaries, its liabilities or the Stella Blu Assets or any damage, loss or other change in circumstances materially affecting Stella Blu, the Stella Blu Business or the Stella Blu Assets or Stella Blu’ right to carry on the Stella Blu Business, other than changes in the ordinary course of business,

        (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Stella Blu, its subsidiaries, the Stella Blu Business or the Stella Blu Assets,

       (iii)there has not been any material increase in the compensation payable or to become payable by Stella Blu to any of Stella Blu’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

       (iv) the Stella Blu Business has been and continues to be carried on in the ordinary course,

       (v) Stella Blu has not waived or surrendered any right of material value,

      (vi) neither Stella Blu nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

     (vii) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

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Stella Blu- Income Tax Matters

(r) Tax Returns.  All tax returns and reports of Stella Blu and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Stella Blu and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(s) Current Taxes.  Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Stella Blu or its subsidiaries.  Stella Blu is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Stella Blu- Applicable Laws and Legal Matters

(t) Licenses.  Stella Blu and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Stella Blu Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Stella Blu Business;

(u) Applicable Laws.  Neither Stella Blu nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Stella Blu Business, and neither Stella Blu nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Stella Blu Business;

(v) Pending or Threatened Litigation.  There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Stella Blu, its subsidiaries, the Stella Blu Business, or any of the Stella Blu Assets nor does Stella Blu have any knowledge of any deliberate act or omission of Stella Blu or its subsidiaries that would form any material basis for any such action or proceeding;

(w) No Bankruptcy.  Neither Stella Blu nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Stella Blu or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Stella Blu or its subsidiaries;

(x) Labor Matters.  Neither Stella Blu nor its subsidiaries are party to any collective agreement relating to the Stella Blu Business with any labor union or other association of employees and no part of the Stella Blu Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Stella Blu, has made any attempt in that regard;

(y) Finder's Fees.  Neither Stella Blu nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

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Execution and Performance of Agreement

(z) Authorization and Enforceability.  The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Stella Blu;

(aa) No Violation or Breach.  The execution and performance of this Agreement will not:

        (i) violate the charter documents of Stella Blu or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Stella Blu or its subsidiaries are party,

       (ii) give any person any right to terminate or cancel any agreement including, without limitation, the Stella Blu Material Contracts, or any right or rights enjoyed by Stella Blu or its subsidiaries,

       (iii) result in any alteration of Stella Blu’ or its subsidiaries’ obligations under any agreement to which Stella Blu or its subsidiaries are party including, without limitation, the Stella Blu Material Contracts,

       (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Stella Blu Assets,

        (v) result in the imposition of any tax liability to Stella Blu or its subsidiaries relating to the Stella Blu Assets, or

        (vi) violate any court order or decree to which either Stella Blu or its subsidiaries are subject;

The Stella Blu Assets - Ownership and Condition

(bb) Business Assets.  The Stella Blu Assets comprise all of the property and assets of the Stella Blu Business, and no other person, firm or corporation owns any assets used by Stella Blu or its subsidiaries in operating the Stella Blu Business, whether under a lease, rental agreement or other arrangement;

(cc) Title.  Stella Blu or its subsidiaries are the legal and beneficial owner of the Stella Blu Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(dd) No Option.  No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Stella Blu Assets

(ee) No Default.  There has not been any default in any material obligation of Stella Blu or any other party to be performed under any of the Stella Blu Material Contracts, each of which is in good standing and in full force and effect and unamended, and Stella Blu is not aware of any default in the obligations of any other party to any of the Stella Blu Material Contracts;

(ff) No Compensation on Termination.  There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Stella Blu or its subsidiaries.  Neither Stella Blu nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

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Stella Blu Assets - Stella Blu Equipment

(gg) Stella Blu Equipment.  The Stella Blu Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Stella Blu Assets - Stella Blu Goodwill and Other Assets

(hh) Stella Blu Goodwill.  Stella Blu and its subsidiaries do not carry on the Stella Blu Business under any other business or trade names.  Stella Blu does not have any knowledge of any infringement by Stella Blu or its subsidiaries of any patent, trademarks, copyright or trade secret;

The Stella Blu Business

(u) Maintenance of Business.  Since the date of the Stella Blu Financial Statements, Stella Blu and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(jj) Subsidiaries.  Stella Blu does not have any subsidiaries; and

Stella Blu- Acquisition Shares

(kk) Acquisition Shares.  The Acquisition Shares when delivered to the Target Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Stella Blu, in all cases subject to the provisions and restrictions of all applicable securities laws.

Miscellaneous

(ll) Patriot Act.  Stella Blu has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  Stella Blu hereby acknowledges that Target seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, It is represented, warranted and agreed that:  (i) none of the cash or property owned by Stella Blu has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Stella Blu has, and this Agreement will not, cause Stella Blu to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(mm) Environmental Matters.  Stella Blu is and has been at all times in compliance in all material respects with all applicable laws, regulations, common law and other requirements of governmental entities relating to pollution, to the protection of the environment or to natural resources (“Environmental Laws”).  Stella Blu has in effect all material licenses, permits and other authorizations required under all Environmental Laws in connection with the conduct of its business and is in compliance in all material respects with all such licenses, permits and authorizations.  Stella Blu has not received any notice of violation or potential liability under any Environmental Laws from any Person or any governmental entity or any inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of Stella Blu which could reasonably be expected to result in Stella Blu incurring material liability under Environmental Laws.  Stella Blu is not subject to any orders arising under Environmental Laws nor are there any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to the Knowledge of Stella Blu, threatened, against Stella Blu under any Environmental Law which could reasonably be expected to result in Stella Blu incurring material liability under Environmental Laws.  Target has not entered into any agreement pursuant to which Stella Blu has assumed or will assume any liability under Environmental Laws, including, without limitation, any obligation for costs of remediation, of any other Person.  To the Knowledge of Stella Blu, there has been no release or threatened release of a hazardous substance, hazardous waste, contaminant, pollutant, toxic substance or petroleum and its fractions, the presence of which requires investigation or remediation under any applicable Environmental Law (“Hazardous Material”), on, at or beneath any of Stella Blu leased real property or other properties currently or previously owned or operated by Stella Blu or any surface waters or groundwaters thereon or thereunder which requires any material disclosure, investigation, cleanup, remediation, monitoring, abatement, deed or use restriction by Stella Blu, or which would be expected to give rise to any other material liability or damages to Stella Blu under any Environmental Laws.  Stella Blu has not arranged for the disposal of any Hazardous Material, or transported any Hazardous Material, in a manner that has given, or could reasonably be expected to give, rise to any material liability for any damages or costs of remediation.

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Non-Merger and Survival

3.2

The representations and warranties of Stella Blu contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Target or the Target Shareholders, the representations and warranties of Stella Blu shall survive the Closing.

Indemnity

3.3

Stella Blu agrees to indemnify and save harmless Target and the Target Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Stella Blu to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Stella Blu to Target or the Target Shareholders hereunder.

ARTICLE 4

COVENANTS OF STELLA BLU

Covenants

4.1              Stella Blu covenants and agrees with Target and the Target Shareholders that it will:

(a) Conduct of Business.  Until the Closing, conduct the Stella Blu Business diligently and in the ordinary course consistent with the manner in which the Stella Blu Business generally has been operated up to the date of execution of this Agreement;

(b) Preservation of Business.  Until the Closing, use its best efforts to preserve the Stella Blu Business and the Stella Blu Assets and, without limitation, preserve for Target, Stella Blu and its subsidiaries’ relationships with any third party having business relations with them;

(c) Access.  Until the Closing, give Target, the Target Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Stella Blu, and furnish to Target, the Target Shareholders and their representatives all such information as they may reasonably request; and

(d) Procure Consents.  Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Stella Blu Assets notwithstanding the change in control of Target arising from the Acquisition.

Authorization

4.2

Stella Blu hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Stella Blu and its subsidiaries to release any and all information in their possession respecting Stella Blu and its subsidiaries to the Target Shareholders.  Stella Blu shall promptly execute and deliver to the Target Shareholders any and all consents to the release of information and specific authorizations which the Target Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3

The covenants set forth in this Article shall survive the Closing for the benefit of Target and the Target Shareholders.

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ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF

THE TARGET SHAREHOLDERS

Representations and Warranties

5.1

The Target Shareholders hereby represent and warrant in all material respects to Stella Blu, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Target- Company Status and Capacity

(a) Formation.  ArrowVista is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware.  Xalles Delaware is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware.  Xalles Singapore is a corporation duly incorporated and validly subsisting under the laws of Singapore and in good standing with the laws of Singapore;

(b) Carrying on Business.  Target carries on the Target Business primarily in the State of Delaware as well as other jurisdictions in the world.  The nature of the Target Business does not require Target to register or otherwise be qualified to carry on business in any jurisdiction;

(c) Legal Capacity.  Target has the legal power, capacity and authority to own Target Assets, to carry on the Business of Target and to enter into and complete this Agreement;

Target- Capitalization

(d) Authorized Capital.  The authorized capital of ArrowVista consists of 1,500 shares of common stock, with no par value per share of which 1,500 shares are issued, the outstanding and the authorized capital of Xalles Delaware consists of 1,500 shares of common stock, USD $0.01 par value per share of which 1,500 shares are issued and outstanding and the outstanding and the authorized capital of Xalles  Singapore consists of 1,000 shares of common stock, SGD $1.00 par value per share of which 1,000 shares are issued and outstanding;

(e) Ownership of Target Shares.  The issued and outstanding shares of ArrowVista common stock will on Closing consist of 1,500 shares of common stock, with no par value per share, the issued and outstanding shares of Xalles Delaware common stock will on Closing consist of 1,500 shares of common stock, USD $0.01 par value per share and the issued and outstanding shares of Xalles Singapore common stock will on Closing consist of 1,000 shares of common stock, SGD $1.00 par value per share, (being the Target Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares.  The Target Shareholders will be at Closing the registered and beneficial owners of 100% of the Target Shares.  The Target Shares owned by the Target Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f) Options, Warrants or Other Rights.  No person, firm or corporation has any agreement, option, warrant, pre-emptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Target Shares held by the Target Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Target;

(g) No Restrictions.  There are no restrictions on the transfer, sale or other disposition of Target Shares contained in the charter documents of Target or under any agreement;

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Target- Records and Financial Statements

(h) Charter Documents.  The charter documents of Target have not been altered since its formation date, except as filed in the record books of Target;

(i) Minute Books.  The minute books of Target are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting.  All actions by Target which required director or shareholder approval are reflected on the corporate minute books of Target.  Target is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(j) Target Financial Statements.  The financial statements of Target present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Target as of the date thereof, and the sales and earnings of the Target Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(k) Target Accounts Payable and Liabilities.  There are no material liabilities, contingent or otherwise, of Target reflected in the Target Financial Statements except those incurred in the ordinary course of business since the date of the Target Financial Statements, and Target has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(l) Target Accounts Receivable.  All the Target Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Target Shareholders, any claim by the obligor for set-off or counterclaim;

(m) No Debt to Related Parties.  Target is not and on Closing will not be, indebted to the Target Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Target or the Target Shareholders except accounts payable on account of bona fide business transactions of Target incurred in normal course of Target Business, including employment agreements with the Target Shareholders, none of which are more than 30 days in arrears;

(n) No Related Party Debt to Target.  No Target Shareholder nor any director, officer or affiliate of Target is now indebted to or under any financial obligation to Target on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(o) No Dividends.  No dividends or other distributions on any shares in the capital of Target have been made, declared or authorized since the date of the Target Financial Statements;

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(p) No Payments.  No payments of any kind have been made or authorized since the date of the Target Financial Statements to or on behalf of the Target Shareholders or to or on behalf of officers, directors, shareholders or employees of Target or under any management agreements with Target, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q) No Pension Plans.  There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Target, except as set forth in the Target Financial Statements;

(r) No Adverse Events.  Since the date of the Target Financial Statements:

        (i) there has not been any material adverse change in the consolidated financial position or condition of Target, its liabilities or the Target Assets or any damage, loss or other change in circumstances materially affecting Target, the Target Business or the Target Assets or Target right to carry on the Target Business, other than changes in the ordinary course of business,

        (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Target, the Target Business or the Target Assets,

       (iii) there has not been any material increase in the compensation payable or to become payable by Target to the Target Shareholders or to any of Target officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

      (iv) the Target Business has been and continues to be carried on in the ordinary course,

       (v) Target has not waived or surrendered any right of material value,

       (vi) Target has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

       (vii) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

Target- Income Tax Matters

(s) Tax Returns.  All tax returns and reports of Target required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Target or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t) Current Taxes.  Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Target.  Target is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

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Target- Applicable Laws and Legal Matters

(u) Licenses.  Target holds all licenses and permits as may be requisite for carrying on the Target Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Target Business;

(v) Applicable Laws.  Target has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the Target Business, and, to the knowledge of the Target Shareholders, Target is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Target Business;

(w) Pending or Threatened Litigation.  There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Target, the Target Business, or any of the Target Assets, nor do the Target Shareholders have any knowledge of any deliberate act or omission of Target that would form any material basis for any such action or proceeding;

(x) No Bankruptcy.  Target has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Target and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Target;

(y) Labor Matters.  Target is not party to any collective agreement relating to the Target Business with any labor union or other association of employees and no part of the Target Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Target Shareholders, has made any attempt in that regard;

(z) Finder's Fees.  Target is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

 Execution and Performance of Agreement

(aa) Authorization and Enforceability.  The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Target;

(bb) No Violation or Breach.  The execution and performance of this Agreement will not

          (i) violate the charter documents of Target or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Target is a party,

          (ii) give any person any right to terminate or cancel any agreement including, without limitation, Target Material Contracts, or any right or rights enjoyed by Target,

          (iii) result in any alteration of Target  obligations under any agreement to which Target is a party including, without limitation, the Target Material Contracts,

          (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Target Assets,

          (v) result in the imposition of any tax liability to Target relating to Target Assets or the Target Shares, or

          (vi) violate any court order or decree to which either Target is subject;

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Target Assets - Ownership and Condition

(cc) Business Assets.  The Target Assets, comprise all of the property and assets of the Target Business, and neither the Target Shareholders nor any other person, firm or corporation owns any assets used by Target in operating the Target Business, whether under a lease, rental agreement or other arrangement;

(dd) Title.  Target is the legal and beneficial owner of the Target Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ee) No Option.  No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Target assets;

(ff) Target Insurance Policies.  Target maintains the public liability insurance and insurance against loss or damage to the Target Assets and the Target Business;

(gg) Target Material Contracts.  Target has no material contracts;

(hh) No Default.  There has not been any default in any material obligation of Target or any other party to be performed under any of Target Material Contracts, each of which is in good standing and in full force and effect and unamended and Target is not aware of any default in the obligations of any other party to any of the Target Material Contracts;

(ii) No Compensation on Termination.  There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Target.  Target is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Target Equipment

(jj) Target Equipment.  The Target Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Target Goodwill and Other Assets

(kk) Target Goodwill.  Target carries on the Target Business only under the name "Target Group" and variations thereof and under no other business or trade names.  The Target Shareholders do not have any knowledge of any infringement by Target of any patent, trademark, copyright or trade secret;

The Business of Target

(ll) Maintenance of Business.  Since the date of the Target Financial Statements, the Target Business has been carried on in the ordinary course and Target has not entered into any material agreement or commitment except in the ordinary course; and

(mm) Subsidiaries.  Except as set forth in the Target Financial Statements, Target does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and Target does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

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Miscellaneous

(nn) Patriot Act.  Target has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  Target hereby acknowledges that Stella Blu seeks to comply with all applicable laws concerning money laundering and related activities.  In furtherance of those efforts, It is represented, warranted and agreed that:  (i) none of the cash or property owned by Target has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Target has, and this Agreement will not, cause Target to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(oo) Environmental Matters.  Target is and has been at all times in compliance in all material respects with all applicable laws, regulations, common law and other requirements of governmental entities relating to pollution, to the protection of the environment or to natural resources (“Environmental Laws”).  Target has in effect all material licenses, permits and other authorizations required under all Environmental Laws in connection with the conduct of its business and is in compliance in all material respects with all such licenses, permits and authorizations.  Target has not received any notice of violation or potential liability under any Environmental Laws from any Person or any governmental entity or any inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of Target which could reasonably be expected to result in Target incurring material liability under Environmental Laws.  Target is not subject to any orders arising under Environmental Laws nor are there any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to the Knowledge of Target, threatened, against Target under any Environmental Law which could reasonably be expected to result in Target incurring material liability under Environmental Laws.  Target has not entered into any agreement pursuant to which Target has assumed or will assume any liability under Environmental Laws, including, without limitation, any obligation for costs of remediation, of any other Person.  To the Knowledge of Target, there has been no release or threatened release of a hazardous substance, hazardous waste, contaminant, pollutant, toxic substance or petroleum and its fractions, the presence of which requires investigation or remediation under any applicable Environmental Law (“Hazardous Material”), on, at or beneath any of Target leased real property or other properties currently or previously owned or operated by Target or any surface waters or groundwaters thereon or thereunder which requires any material disclosure, investigation, cleanup, remediation, monitoring, abatement, deed or use restriction by Target, or which would be expected to give rise to any other material liability or damages to Target under any Environmental Laws.  Target has not arranged for the disposal of any Hazardous Material, or transported any Hazardous Material, in a manner that has given, or could reasonably be expected to give, rise to any material liability for any damages or costs of remediation.

Non-Merger and Survival

5.2

The representations and warranties of Target contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Stella Blu, the representations and warranties of Target shall survive the Closing.

Indemnity

5.3

The Target Shareholders agree to indemnify and save harmless Stella Blu and each of its shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the Target Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Target or the Target Shareholders to Stella Blu hereunder; provided, however, the Target Shareholders shall not be required to indemnify Stella Blu for any such Claims in excess of the value of the Target Shares.

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ARTICLE 6

COVENANTS OF TARGET AND THE TARGET SHAREHOLDERS

Covenants

6.1              Target and the Target Shareholders covenant and agree with Stella Blu that they will:

(a) Conduct of Business.  Until the Closing, conduct the Target Business diligently and in the ordinary course consistent with the manner in which the Target Business generally has been operated up to the date of execution of this Agreement;

(b) Preservation of Business.  Until the Closing, use their best efforts to preserve the Target Business and the Target Assets and, without limitation, preserve for Stella Blu Target relationships with their suppliers, customers and others having business relations with them;

(c) Access.  Until the Closing, give Stella Blu and its representatives full access to all of the properties, books, contracts, commitments and records of Target relating to Target, the Target Business and the Target Assets, and furnish to Stella Blu and its representatives all such information as they may reasonably request;

(d) Procure Consents.  Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Target Assets, including the Target Material Contracts, notwithstanding the change in control of Target arising from the Acquisition; and

(e) Non-Conversion of Liabilities.  The Target agrees that it will not convert any of the liabilities that appear on its latest and most recent audited financial statement, including but not limited to, any promissory notes, loans, letter agreements, accounts payable, etc. for a minimum of 8 months after the First Closing, with the exception of the convertible notes with the parties named Steffen Frey and Toacy Oliveira, which have a combined value of $60,600.

Authorization

6.2

Target hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Target to release any and all information in their possession respecting Target to Stella Blu.  Target shall promptly execute and deliver to Stella Blu any and all consents to the release of information and specific authorizations which Stella Blu reasonably require to gain access to any and all such information.

Survival

6.3

The covenants set forth in this Article shall survive the Closing for the benefit of Stella Blu.

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ARTICLE 7

CONDITIONS PRECEDENT

Conditions Precedent in favor of Stella Blu

7.1

Stella Blu obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a) all documents or copies of documents required to be executed and delivered to Stella Blu hereunder will have been so executed and delivered;

(b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Target or the Target Shareholders at or prior to the Closing will have been complied with or performed;

(c) title to the Target Shares held by the Target Shareholders and to the Target Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the Target Shares shall be duly transferred to Stella Blu;

(d) the agreement between Stella Blu and Co-Owners, Inc., a Florida Corporation has been executed;

(e) subject to Article 8 hereof, there will not have occurred

        (i) any material adverse change in the financial position or condition of Target, its liabilities or the Target Assets or any damage, loss or other change in circumstances materially and adversely affecting Target, the Target Business or the Target Assets or Target right to carry on the Target Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

        (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Target or the Target Business (whether or not covered by insurance) materially and adversely affecting Target, the Target Business or the Target Assets;

(f) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g) the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of Target;

(h) on or prior to the Closing Date, Target and/or the Target Shareholders shall have acquired all of the common shares held by Target Shareholders that are not participating in this Agreement so that Stella Blu shall acquire 100% of the presently issued and outstanding Target Shares;

(i) on or prior to the First Closing Date, Xalles Delaware shall have delivered the Target Financial Statements; and

(j) on or prior to the Second Closing Date, ArrowVista and Xalles Singapore shall have delivered the Financial Statements audited by a PCAOB approved auditor to the satisfaction of Stella Blu.

Waiver by Stella Blu

7.2

The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Stella Blu and any such condition may be waived in whole or in part by Stella Blu at or prior to the Closing by delivering to Target a written waiver to that effect signed by Stella Blu.  In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Stella Blu shall be released from all obligations under this Agreement.

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Conditions Precedent in Favor of Target and the Target Shareholders

7.3

The obligations of Target and the Target Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a) all documents or copies of documents required to be executed and delivered to Target hereunder will have been so executed and delivered;

(b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Stella Blu at or prior to the Closing will have been complied with or performed;

(c) Stella Blu will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to Target at the Closing and the Acquisition Shares will be registered on the books of Stella Blu in the name of the holder of Target Shares at the time of Closing;

(d) title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e) subject to Article 8 hereof, there will not have occurred

        (i) any material adverse change in the financial position or condition of Stella Blu, its subsidiaries, their liabilities or the Stella Blu Assets or any damage, loss or other change in circumstances materially and adversely affecting Stella Blu, the Stella Blu Business or the Stella Blu Assets or Stella Blu right to carry on the Stella Blu Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

        (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Stella Blu or the Stella Blu Business (whether or not covered by insurance) materially and adversely affecting Stella Blu, its subsidiaries, the Stella Blu Business or the Stella Blu Assets;

(f) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(g) the transactions contemplated hereby shall have been approved by the Board of Directors of Stella Blu.

Waiver by Target and the Target Shareholders

7.4

The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Target and the Target Shareholders and any such condition may be waived in whole or in part by Target or the Target Shareholders at or prior to the Closing by delivering to Stella Blu a written waiver to that effect signed by Target and the Target Shareholders.  In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Target and the Target Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5

The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement.  Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

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Termination

7.6

Notwithstanding any provision herein to the contrary, if the First Closing does not occur on or before June 30, 2015 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7

Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Target and Stella Blu and the contents thereof confidential and not utilize nor reveal or release same.

ARTICLE 8

RISK

Material Change in the Business of Target

8.1

If any material loss or damage to the Target Business occurs prior to Closing and such loss or damage, in Stella Blu reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Stella Blu shall, within ten (10) days following any such loss or damage, by notice in writing to Target, at its option, either:

(a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b) elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Stella Blu obligations to carry out the transactions contemplated hereby, be vested in Target or otherwise adequately secured to the satisfaction of Stella Blu on or before the Closing Date.

Material Change in the Stella Blu Business

8.2

If any material loss or damage to the Stella Blu Business occurs prior to Closing and such loss or damage, in Target reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Target shall, within ten (10) days following any such loss or damage, by notice in writing to Stella Blu, at its option, either:

(a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b) elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Target obligations to carry out the transactions contemplated hereby, be vested in Stella Blu or otherwise adequately secured to the satisfaction of Target on or before the Closing Date.

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ARTICLE 9

CLOSING

Closing

9.1

The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Xalles Delaware on First Closing Date

9.2

On or before the First Closing Date, Xalles Delaware and the Xalles Delaware Shareholders will deliver or cause to be delivered to Stella Blu:

(a) the original or certified copies of the charter documents of Xalles Delaware, including amendments thereof, and all corporate records documents and instruments of Xalles Delaware, the corporate seal of Xalles Delaware and all books and accounts of Xalles Delaware;

(b) all reasonable consents or approvals required to be obtained by Xalles Delaware for the purposes of completing the Acquisition and preserving and maintaining the interests of Xalles Delaware under any and all Xalles Delaware Material Contracts and in relation to Xalles Delaware Assets;

(c) certified copies of such resolutions and minutes of the shareholders and directors of Xalles Delaware as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d) an acknowledgement from Xalles Delaware and the Xalles Delaware Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e) the certificates or other evidence of ownership of the Xalles Delaware Shares, together with such other documents or instruments required to effect transfer of ownership of the Xalles Delaware Shares to Stella Blu;

(f) Xalles Delaware shall have delivered Financial Statements to the satisfaction of Stella Blu; and

(g) such other documents as Stella Blu may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Stella Blu on First Closing Date

9.3

On or before the Closing, Stella Blu shall deliver or cause to be delivered to Xalles Delaware and the Xalles Delaware Shareholders:

(a) share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Xalles Delaware Common Stock;

(b) certified copies of such resolutions of the directors of Stella Blu as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c) an acknowledgement from Stella Blu of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(d) certificate of incorporation and good standing certificate of Stella Blu; and

(e) such other documents as Xalles Delaware may reasonably require to give effect to the terms and intention of this Agreement.

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Documents to be Delivered by ArrowVista and Xalles Singapore on Second Closing Date

9.2

On or before the Second Closing Date, Target and the Target Shareholders will deliver or cause to be delivered to Stella Blu:

(a) the original or certified copies of the charter documents of ArrowVista and Xalles Singapore, including amendments thereof, and all corporate records documents and instruments of ArrowVista and Xalles Singapore, the corporate seal of ArrowVista and Xalles Singapore and all books and accounts of ArrowVista and Xalles Singapore;

(b) all reasonable consents or approvals required to be obtained by ArrowVista and Xalles Singapore for the purposes of completing the Acquisition and preserving and maintaining the interests of ArrowVista and Xalles Singapore under any and all ArrowVista and Xalles Singapore Material Contracts and in relation to ArrowVista and Xalles Singapore Assets;

(c) certified copies of such resolutions and minutes of the shareholders and directors of ArrowVista and Xalles Singapore as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d) an acknowledgement from ArrowVista and Xalles Singapore and the ArrowVista and Xalles Singapore Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e) the certificates or other evidence of ownership of the ArrowVista and Xalles Singapore Shares, together with such other documents or instruments required to effect transfer of ownership of the ArrowVista and Xalles Singapore Shares to Stella Blu;

(f) both of ArrowVista and Xalles Singapore shall have delivered Financial Statements audited by a PCAOB approved auditor to the satisfaction of Stella Blu; and

(g) such other documents as Stella Blu may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Stella Blu on Second Closing Date

9.4

On or before the Second Closing Date, Stella Blu shall deliver or cause to be delivered to Target and the Target Shareholders:

(a) share certificates representing the ArrowVista Acquisition Shares and the Xalles Singapore Acquisition Shares duly registered in the names of the holders of shares of ArrowVista and Xalles Delaware Common Stock respectively;

(b) certified copies of such resolutions of the directors of Stella Blu as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c) an acknowledgement from Stella Blu of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(d) certificate of incorporation and good standing certificate of Stella Blu; and

(e) such other documents as Target may reasonably require to give effect to the terms and intention of this Agreement.

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ARTICLE 10

POST-CLOSING MATTERS

Disclosure of Transaction

10.1

Forthwith after the Closing, Stella Blu, Target and the Target Shareholders, as the case may be, agree to use all their best efforts to:

(a) issue a news release reporting the Closing; and

(b) file the required reports with the United States Securities and Exchange Commission.

Appointment of Board Member

10.2

After the Second Closing Date, Target shall appoint a member to Stella Blu’s Board of Directors.  Such appointment shall be approved by Stella Blu.  Target agrees not to appoint, elect or nominate an additional member to the Stella Blu’s Board of Directors for at least 12 months after the Closing

Preferred Shares

10.3

In addition to the payment specified in this Agreement, after the Corporate Action Approval Date (defined below), Stella Blu will designate 1 million shares of its authorized preferred stock as Series A Preferred Shares.  The holders of the Series A Preferred Stock will be granted 51% voting power on all matters to be voted on by the holders of Stella Blu’s common stock and will not be convertible into any shares of Stella Blu's common stock.  500,000 shares of Series A Preferred stock with be issued to Stella Blu’s current board member and 500,000 shares of Series A Preferred Stock will be issued to the board member appointed by Target.  The 500,000 shares of Series A Preferred Stock owned by Stella Blu’s board member will automatically be transferred to Target’s board member or assigns, 12 months after the Corporate Action Approval Date.  The shares will be held in escrow with Stella Blu’s law firm Dean Law Corp. to accomplish this with no further action required by any party.

Corporate Actions

10.4

After the First Closing Date, Stella Blu will complete the following corporate actions (the “Corporate Actions”):

(a) change its name to Xalles Holdings Inc.;

(b) execute a 3 for 1 forward split; and

(c) apply for DWAC transfer of its common stock.

Financing to Target

10.5

The original Stella Blu shareholders agree that after all of the Corporate Actions are approved, including the removal of a “D” on Stella Blu’s trading symbol, if applicable (the “Corporate Action Approval Date”) it will fund $300,000 to Target to support the current operations and continued development of the Target’s business according to the following payment schedule:

(a) $50,000 to be paid within 60 days after the Corporate Action Approval Date;

(b) $100,000 to be paid 90 days after the Corporate Action Approval Date;

(c) $100,000 to be paid 120 days after the Corporate Action Approval Date; and

(d) $50,000 to be paid 150 days after the Corporate Action Approval Date.

10.6

If no payment is made within 90 days after the Corporate Action Approval Date then an additional 1,000,000 Acquisition Shares will be transferred from the Stella Blu Shareholders to the Target Shareholders, the first 2 payments will be waived and the final 2 payments would remain due as per the original schedule payment above.

10.7

Stella Blu agrees to pay a late payment fee of $1,000 for each business day that any of the payments are late according to the payment schedule above.

10.8

Stella Blu agrees to fund the administration and operating costs of Stella Blu prior to the first $50,000 payment above.  These administration costs would include any necessary legal, accounting, auditing, government reporting, filing and compliance activities as required by the Securities and Exchange Commission or other Federal, State or local government agencies, in addition to the renaming of the company, changing of the ticker symbol, and any legal expenses associated with the acquisition of bridge financing.

10.9

The Target agrees that it will give Stella Blu and its current shareholders a right of first refusal to provide the first $5 million in financing to the Target for the operation and expansion of Target’s business.  The Target shall serve written notice of any such financing opportunities”) (the "Offer Notice") (which shall include a summary of the material financial terms and time limits) to Stefan Stojanovic (the “Financier”).  In the event the Financier does not provide the Target with written notice of the Financier’s intention to exercise its first right of refusal within 10 days following the Offer Notice or the Financier provides the Target written notice of intent not to exercise its first right of refusal, the Target shall be free to offer the financing opportunity to other parties, as long as the economic terms are not less favorable to the Target.  This mechanism shall apply for all financings up to $5 million.

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ARTICLE 11

GENERAL PROVISIONS

Arbitration

11.1

The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Las Vegas, Nevada.

Notice

11.2

Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier.  Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt.  Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3

The address for service of notice of each of the parties hereto is as follows:

(a) Stella Blu:

270 Greyson Place

Teaneck, New Jersey 07666

Telephone:  1-866-416-3547

Attention:  President

with a copy to:

Faiyaz Dean, Esq.

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone:  (206) 274-4598

Facsimile:  (206) 493-2777

AND:

(b) Target or the Target Shareholders:

2020 Pennsylvania Ave. NW #527

Washington DC 20006

Telephone:  202-595-1299

Facsimile:  202-318-7712

Attention:  President

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Change of Address

11.4

Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand.  A post office box may not be used as an address for service.

Further Assurances

11.5

Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6

Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7

The provisions contained herein constitute the entire agreement among Target, the Target Shareholders and Stella Blu respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Target, the Target Shareholders and Stella Blu with respect to the subject matter hereof.

Enurement

11.8

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9

This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10

This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement.  Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11

This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in Las Vegas, Nevada with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.  All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

[SIGNATURE PAGE TO FOLLOW]

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STELLA BLU, INC.

Per:  /s/ Stefan Stojanovic

Stefan Stojanovic

President & Chief Executive Officer

ARROWVISTA CORPORATION

Per:  /s/ Thomas Nash

Thomas Nash

President

XALLES LIMITED

Per:  /s/ Thomas Nash

Thomas Nash

Chief Executive Officer

XALLES SINGAPORE PTE. LTD.

Per:  /s/ Thomas Nash

Thomas Nash

Director

[Remainder of page intentionally left blank.]

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SHAREHOLDERS OF ARROWVISTA CORPORATION

Name of Shareholder /s/ Thomas Nash	Number of Target Common Shares Owned
Thomas Nash	1,500

SHAREHOLDERS OF XALLES LIMITED

Name of Shareholder /s/ Thomas Nash	Number of Target Common Shares Owned
Thomas Nash	1,500

SHAREHOLDERS OF XALLES SINGAPORE PTE. LTD.

Name of Shareholder /s/ Thomas Nash	Number of Target Common Shares Owned
Thomas Nash	1,000

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